EXHIBIT 10.86

LEASE GUARANTY

     THIS LEASE GUARANTY (hereinafter referred to as this "Guaranty") is made and entered into as of this 29th day of September, 2008, by and between PREMIERE GLOBAL SERVICES, INC., a Georgia corporation, having a mailing address at 3280 Peachtree Road, Suite 1000, Atlanta, GA, 30305, party of the first part (hereinafter referred to as "Guarantor"), and CORPORATE RIDGE, L.L.C., a Delaware limited liability company, having a mailing address at c/o Opus Northwest, L.L.C., 10350 Bren Road West, Minnetonka, Minnesota 55343, Attn: Mr. John Solberg, party of the second part (hereinafter referred to as "Landlord");

W I T N E S S E T H :

     WHEREAS, on or about the date hereof, American Teleconferencing Services, Ltd., a Missouri corporation d/b/a Premiere Global Services, and an affiliate of Guarantor (hereinafter referred to as "Tenant"), has executed and delivered to Landlord that certain Office Lease agreement between Landlord and Tenant dated September 29, 2008 (hereinafter referred to as the "Lease"), pursuant to which Tenant leases approximately 88,050 rentable square feet of floor area in the project known as Corporate Ridge Office Park ; and

     WHEREAS, Landlord, as a condition of entering into the Lease, requires that Guarantor guarantee the payment of the rent owed by Tenant to Landlord pursuant to the Lease and the payment of all other sums owed by Tenant and performance of all other obligations of Tenant under the Lease;

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the covenants and agreements set forth in the Lease and other good valuable consideration, the sufficiency of which are hereby acknowledged by Guarantor, Guarantor hereby covenants and agrees with Landlord as follows:

     1. Defined Terms. All terms used but not defined herein shall have the meanings ascribed thereto in the Lease.

     2. Guaranty of Payment. Guarantor hereby absolutely and unconditionally guarantees the prompt, complete and full payment, when due, of all payments of any kind now or hereafter owing by Tenant under the terms of the Lease, including, without limitation, Base Monthly Rental, rental adjustments and escalations, and any other charges or obligations of Tenant under the terms of the Lease. Guarantor does hereby agree that if the payments required under the Lease are not paid by Tenant in accordance with the terms of the Lease, Guarantor will immediately make such payments. Guarantor further agrees to pay Landlord all expenses (including attorneys' fees and court costs) paid or incurred by Landlord in endeavoring to collect any indebtedness or to enforce the covenants and agreements of Tenant under the Lease or to enforce this Guaranty. Guarantor agrees that whenever Guarantor shall make any payment to Landlord or otherwise perform any of the obligations guaranteed hereunder on account of the liability under this Guaranty, Guarantor will deliver such payment or tender such performance to Landlord at the address provided in this Lease or at such other address as may be required by Landlord and notify Landlord in writing that such payment is made or performance tendered under this Guaranty for such purpose. No payment made hereunder by Guarantor to Landlord shall constitute Guarantor as a creditor of Landlord.

     3. Guaranty of Performance; Bankruptcy; Discharge; Repayments. Guarantor hereby absolutely and unconditionally guarantees the prompt, complete, full and timely performance by Tenant of all of the covenants and obligations of Tenant under the Lease.

     Further, Guarantor understands and acknowledges that by virtue of this Guaranty, it has specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding with respect to Tenant. If claim is ever made upon Landlord for repayment of any amount or amounts received by Landlord in payment of the obligations under the Lease and Landlord repays all or any part of said amount, then, notwithstanding any revocation or termination of this Guaranty or the cancellation of the Lease, Guarantor shall be and remain liable to Landlord for the amount so repaid to the same extent as if such amount had never originally been received by Landlord.

     4. Benefit of Guaranty. The benefit of this Guaranty shall automatically pass with a transfer or assignment of the Lease to any assignee or transferee of Landlord.

     5. Modifications. The provisions of this Guaranty shall remain in full force and effect, shall not be impaired by, and shall extend and be applicable to all renewals, amendments, extensions and modifications of the Lease, and/or any or all combinations thereof, and to any expansion of the Premises leased pursuant to the Lease, and all references herein to the Lease shall be deemed to include any renewals, extensions, amendments or modifications thereof, as well as any and all obligations of Tenant incurred in connection with any expansions of the Premises leased thereby. Guarantor hereby consents and agrees that Landlord may, at any time and from time to time, without notice to or further consent from Guarantor, either with or without consideration, make such renewals, amendments, extensions or modifications of the Lease, including, without limitation, expansions of the Premises leased thereby. Further, The provisions of this Guaranty shall remain in full force and effect, shall not be affected or impaired by any release or discharge of the Tenant from its liability under the Lease or any assignment or other transfer of the Lease or this Guaranty in whole or in part.

     6. Waiver. Guarantor hereby waives and agrees not to assert or take advantage of (a) the defense of the statute of limitations in any action hereunder or for the collection of the rentals or other indebtedness hereby guaranteed or the performance of any obligation hereby guaranteed; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of Tenant or any other person or entity, or the failure of Landlord to file or enforce a claim against the estate (either in administration, bankruptcy, or any other proceeding) of Tenant or any other person or entity; (c) any defense based on the failure of Landlord to give notice of the existence, creation or incurring of any new or additional rentals or other indebtedness or obligation (whether by expansion of the Premises or otherwise) or of renewal, amendment, extension or modification of the Lease or any existing obligation under the Lease or of any action or non-action on the part of any other person whomsoever, in connection with any obligation hereby guaranteed; (d) any defense based upon an election of remedies by Landlord which destroys or otherwise impairs any subrogation rights of Guarantor or the right of Guarantor to proceed against Tenant for reimbursement, or both; (e) any defense based upon failure of Landlord to commence an action against Tenant; (f) any duty on the part of Landlord to disclose to Guarantor any facts it may now or hereafter know regarding Tenant; (g) acceptance or notice of acceptance of this Guaranty by Landlord; (h) notice of presentment and demand for payment of any of the rentals or other indebtedness hereby guaranteed or performance of any of the obligations hereby guaranteed; (i) protest and notice of dishonor or of default to Guarantor or to any other party with respect to the rentals or other indebtedness hereby guaranteed or performance of any obligations hereby guaranteed; (j) any and all other notices whatsoever to which Guarantor might otherwise be entitled; (k) any defense based on lack of due diligence by Landlord in collection of any payments required under the Lease; (l) notice of any and all proceedings to collect amounts due under the Lease or the taking of any action with reference to the Lease or to any liability under this Guaranty; and (m) any other legal or equitable defenses whatsoever to which Guarantor might otherwise be entitled.

     Guarantor further waives any and all homestead and exemption rights which it may have under or by virtue of the Constitution or the laws of the United States of America or of any State thereof as against this Guaranty, any renewal hereof, or any indebtedness represented or guaranteed hereby, and does transfer, convey and assign to Landlord a sufficient amount of such homestead or exemption as may be allowed, including such homestead or exemption as may be set apart in bankruptcy, to pay all amounts due hereunder in full, with all costs of collection and attorneys' fees, and does hereby direct any trustee in bankruptcy having possession of such homestead or exemption to deliver to Landlord a sufficient amount of property or money set apart as exempt to pay all of the indebtedness guaranteed hereby, and does hereby appoint Landlord the attorney-in-fact for him to claim any and all homestead exemptions allowed by law.

     7. Representations and Warranties. Guarantor makes the following representations and warranties which shall be continuing representations and warranties until this Guaranty expires in accordance with the provisions contained herein:

     (a) Existence and Rights. Guarantor is a corporation duly incorporated and validly existing under the laws of the State of Georgia without limitation as to the duration of its existence and is in good standing. Guarantor has the corporate power and adequate authority to make and carry out this Guaranty.

     (b) Guaranty Authorized and Binding. The execution, delivery and performance of this Guaranty are duly authorized and do not require the consent or approval of any governmental body or other regulatory authority; are not in contravention of, or in conflict with, any law or regulation or any term or provision of the Articles of Incorporation or Bylaws of Guarantor; and this Guaranty is a valid and legally binding obligation of Guarantor enforceable in accordance with its terms.

     (c) No Conflict. The execution and delivery of this Guaranty are not, and the performance of this Guaranty will not be, in contravention of, or in conflict with, any agreement, indenture or undertaking to which Guarantor is a party or by which it or any of its property is or may be bound or affected and do not, and will not cause any security interest, lien or other encumbrance to be created or imposed upon any such property.

     (d) Solvency. The execution and delivery of this Guaranty will not (i) render Guarantor insolvent under generally accepted accounting principles or render it Insolvent (as defined below), (ii) leave Guarantor with remaining assets which constitute unreasonably small capital given the nature of Guarantor’s business, and (iii) result in the incurrence of Debts (as defined below) beyond Guarantor’s ability to pay them when and as they mature. For the purposes of this subsection (d), “Insolvent” means that the present fair salable value of assets is less than the amount that will be required to pay the probable liability on existing Debts as they become absolute and matured. For the purposes of this subsection (d), “Debts” includes any legal liability for indebtedness, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent.

     (e) Financial or other Benefit or Advantage. Guarantor hereby acknowledges and warrants that it has derived or expects to derive a financial or other benefit or advantage from the Lease.

     (f) Guarantor’s Assumption of Guaranty Risks. Guarantor is fully aware of the financial condition of Tenant. Guarantor delivers this Guaranty based solely upon Guarantor’s own independent investigation and in no part upon any representation or statement of Landlord with respect thereto. Guarantor is in a position to and hereby assumes full responsibility for obtaining any additional information concerning Tenant’s financial condition as Guarantor may deem material to Guarantor’s obligations hereunder and Guarantor is not relying upon, nor expecting Landlord to furnish Guarantor, any information in Landlord’s possession concerning Tenant’s financial condition. By acceptance hereof, Landlord and Guarantor agree that Guarantor hereby knowingly accepts jointly and severally the full range of risk encompassed within a guaranty contract, such as this Guaranty, that includes a “Continuing Guaranty,” which risk includes, without limitation, the possibility that Tenant will incur additional indebtedness for which Guarantor may be liable hereunder after Tenant’s financial condition or ability to pay its lawful debts when they fall due has deteriorated.

     8. Default. This is a guaranty of payment and performance and not of collection. The liability of Guarantor under this Guaranty shall be direct and immediate and not conditional and contingent upon the pursuit of any remedies against Tenant or any other person. Guarantor recognizes and agrees that the obligations of Guarantor hereunder are independent of the obligations of Tenant, and that Landlord may proceed directly to enforce all rights under this Guaranty without proceeding against or joining Tenant or any other person and that upon occurrence of an event of default under the Lease, Landlord shall have the right to enforce its rights, powers and remedies thereunder or hereunder or under any other instrument now or hereafter relating to the leasing of the Premises evidenced by the Lease in any order, and all rights, powers and remedies available to Landlord in such event shall be non-exclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity. Guarantor hereby expressly waives any right to require that an action be brought against Tenant or any other person prior to bringing an action against Guarantor under this Guaranty. If the payments or other obligations under the Lease are partially paid or performed, this Guaranty shall nevertheless remain in full force and effect, and Guarantor shall remain liable for the balance of such payments or other obligations. Until all of the obligations of Tenant to Landlord have been paid and performed in full, Guarantor shall have no right of subrogation to Landlord against Tenant and Guarantor hereby waives any rights to enforce any remedy which Landlord may have against Tenant.

     9. Costs of Enforcement. Guarantor agrees to indemnify Landlord for all costs and expenses, including, without limitation, all court costs and attorneys' fees, incurred or paid by Landlord in enforcing this Guaranty.

     10. Successors and Assigns. The Guarantor shall not have the right to assign any of its rights or obligations under this Guaranty. This Guaranty shall apply to and inure to the benefit of Landlord and the successors and assigns of Landlord.

     11. No Oral Change. This Guaranty may not be changed orally, and no obligation of Guarantor can be released or waived by Landlord or any officer or agent of Landlord except by a writing signed by a duly authorized officer of Landlord and bearing the seal of Landlord.

     12. Governing Law. This Guaranty is to be performed in and shall be governed by and construed in accordance with the laws of the State of Kansas. Guarantor hereby submits to personal jurisdiction in said State for the enforcement of this Guaranty and waives any and all personal rights under the laws of said State or any other state to object to jurisdiction within the State of Kansas for the purpose of litigation to enforce this Guaranty.

     13. Term. This Guaranty shall be irrevocable by Guarantor for the term of the Lease and any extensions or renewals thereof and until all rentals or other indebtedness owed by Tenant to Landlord has been completely paid or repaid and all obligations and undertakings of Tenant under the Lease have been completely performed.

     14. Subordination. Guarantor hereby subordinates any and all present or future indebtedness of Tenant now or hereafter owed to Guarantor to all present or future indebtedness of Tenant to Landlord, and agrees with Landlord that Guarantor shall not claim any offset or other reduction of Guarantor's obligations hereunder because of any such indebtedness and shall not take any action to obtain any security interest in Tenant's interest under the Lease; provided, however, that, if Landlord so requests, such indebtedness shall be collected, enforced and received by Guarantor as trustee for Landlord and be paid over to Landlord on account of the indebtedness of Tenant to Landlord, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

     15. Books and Records. The books and records of Landlord showing the accounts between Landlord and Tenant shall be admissible in evidence in any action or proceeding hereon as prima facie proof of the items set forth therein.

     16. Severability. If any clause or provision of the Guaranty, or the application thereof to any entity or circumstance, is or becomes illegal, invalid or unenforceable to any extent because of present or future laws or any rule or regulation of any governmental body or entity effective during the term of the Guaranty, the intention of the parties hereto is that the remaining parts of this Guaranty shall not be affected thereby and that the same shall otherwise remain enforceable to the fullest extent permitted by law.

     17. Captions. The captions used in this Guaranty are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

     18. MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMMERCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT TRIER OF FACT AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAW TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. EACH OF THE PARTIES HERETO SPECIFICALLY WAIVES SUCH PARTY’S RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY “CLAIMS”) ASSERTED BY LANDLORD AGAINST TENANT OR GUARANTOR, OR BY TENANT OR GUARANTOR AGAINST LANDLORD, LANDLORD’S WAIVER HEREUNDER BEING EVIDENCED BY ITS ACCEPTANCE OF THIS GUARANTY. THIS WAIVER EXTENDS TO ALL SUCH CLAIMS, INCLUDING, WITHOUT LIMITATION, CLAIMS WHICH INVOLVE PERSONS OR ENTITIES OTHER THAN LANDLORD, TENANT, AND GUARANTOR; CLAIMS WHICH ARISE OUT OF OR ARE IN ANY WAY CONNECTED TO THE RELATIONSHIP BETWEEN LANDLORD AND TENANT OR GUARANTOR; AND ANY CLAIMS FOR DAMAGES, BREACH OF CONTRACT ARISING OUT OF THE GUARANTEED OBLIGATIONS OR THIS AGREEMENT, SPECIFIC PERFORMANCE, OR ANY EQUITABLE OR LEGAL RELIEF OF ANY KIND.

WITH REFERENCE TO THE FOREGOING WAIVER, GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION THEREFOR AND THAT SUCH WAIVER BY GUARANTOR IS A MATERIAL INDUCEMENT FOR LANDLORD ENTERING INTO THE TRANSACTIONS COVERED BY THE LEASE AND THIS GUARANTY.

     19. Notices, Demands and Requests. All notices, demands or requests provided for or permitted to be given pursuant to this Guaranty must be in writing and shall be deemed to have been properly given or served by being hand-delivered, or by an independent overnight courier service, or by being deposited in the United States Mail, postpaid and registered or certified return receipt requested, and addressed to the addresses set forth on the first page hereof, with, in the case of notices, demands or requests to Landlord. All notices, demands and requests shall be effective upon hand-delivery, overnight courier service or deposit in the United States Mail in accordance with the terms hereof; however, the time period in which a response to any notice, demand or request must be given, if any, shall commence to run from the date of receipt of the notice, demand or request by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request sent. By giving at least thirty (30) days written notice thereof, Guarantor or Landlord shall have the right from time to time and at any time during the term of this Guaranty to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

     IN WITNESS WHEREOF, Guarantor has executed this Guaranty under seal as of the day, month and year first above written.

GUARANTOR:

PREMIERE GLOBAL SERVICES, INC.,

a Georgia corporation
By: /s/ Michael E. Havener
Date: 9/29/08	Name: Michael E. Havener
Its: Chief Financial Officer

Attest:	/s/ Bobby Collett
Date: 09/28/08	Name: Bobby Collett
Its: Vice President Corp. Real Estate